Exhibit T3A-30

The Commonwealth of Massachusetts William Francis Galvin Minimum Fee: $500.00 Secretary of the Commonwealth, Corporations Division One Ashburton Place, 17th floor Boston, MA 02108-1512 Telephone: (617) 727-9640 Certificate of Organization (General Laws, Chapter ) Identification Number: 001259069 1. The exact name of the limited liability company is: CULTIVAUNA, LLC 2a. Location of its principal office: No. and Street: 26 DONOVANS WAY City or Town: MIDDLETON State: MA Zip: 01949 Country: USA 2b. Street address of the office in the Commonwealth at which the records will be maintained: No. and Street: 26 DONOVANS WAY City or Town: MIDDLETON State: MA Zip: 01949 Country: USA 3. The general character of business, and if the limited liability company is organized to render professional service, the service to be rendered: RETAIL STORE-INTERNET SALES (INCLUDING INDEPENDENT SALES ON AN AUCTION SITE) 4. The latest date of dissolution, if specified: 5. Name and address of the Resident Agent: Name: UNITED STATES CORPORATION AGENTS, INC. No. and Street: 101 BILLERICA AVE., BLDG. 5, SUITE 204 City or Town: NORTH BILLERICA State: MA Zip: 01862 Country: USA I, UNITED STATES CORPORATION AGENTS, INC. resident agent of the above limited liability company, consent to my appointment as the resident agent of the above limited liability company pursuant to G. L. Chapter 156C Section 12. 6. The name and business address of each manager, if any: Title Individual Name First, Middle, Last, Suffix Address (no PO Box) Address, City or Town, State, Zip Code 7. The name and business address of the person(s) in addition to the manager(s), authorized to execute documents to be filed with the Corporations Division, and at least one person shall be named if there are no managers. Title Individual Name First, Middle, Last, Suffix Address (no PO Box) Address, City or Town, State, Zip Code SOC SIGNATORY ERIC JAY ROGERS 26 DONOVANS WAY MIDDLETON, MA 01949 USA MA SOC Filing Number: 201715540610 Date: 2/2/2017 9:50:00 AM

8. The name and business address of the person(s) authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property: Title Individual Name First, Middle, Last, Suffix Address (no PO Box) Address, City or Town, State, Zip Code REAL PROPERTY ERIC JAY ROGERS 26 DONOVANS WAY MIDDLETON, MA 01949 USA 9. Additional matters: SIGNED UNDER THE PENALTIES OF PERJURY, this 2 Day of February, 2017, LEGALZOOM.COM, INC., A CALIFORNIA CORPORATION, CHEYENNE MOSELEY, ASSISTANT SECRETARY (The certificate must be signed by the person forming the LLC.) © 2001 - 2017 Commonwealth of Massachusetts All Rights Reserved

THE COMMONWEALTH OF MASSACHUSETTS I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on: WILLIAM FRANCIS GALVIN Secretary of the Commonwealth February 02, 2017 09:50 AM MA SOC Filing Number: 201715540610 Date: 2/2/2017 9:50:00 AM